                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        SUPERIOR SURGICAL MFG. CO., INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
          ---------------------------------------------------------------------
     (5)  Total fee paid:
          ---------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                 ----------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
                                                       ------------------------
     (3)  Filing Party:
                       --------------------------------------------------------
     (4)  Date Filed:
                     ----------------------------------------------------------

          [SUPERIOR SURGICAL MFG. CO., INC. LOGO]
          10099 Seminole Boulevard
          P.O. Box 4002
          Seminole, FL 33775-0002


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY 2, 1997

NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of SUPERIOR SURGICAL MFG. CO., INC., will be held at the offices of the Company, 10099 Seminole Boulevard, Seminole, Florida, on May 2, 1997 at 10 A.M. (Local Time) for the following purposes:

     1. To elect eight (8) Directors to hold office until the next annual meeting of shareholders and until their respective successors are duly elected or appointed and qualified;

     2. To consider and vote upon a proposal to approve the Superior Surgical Mfg. Co., Inc. 1997 Non-Employee Director Nonstatutory Stock Option Plan.

     3. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the year 1997; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 21, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.


                      By Order of the Board of Directors,

Seminole, Florida, March 28, 1997                               JOHN W. JOHANSEN
                                                                       Secretary

================================================================================
                                   IMPORTANT
                 TO ENSURE YOUR REPRESENTATION AT THIS MEETING
               PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND
                        RETURN IT PROMPTLY.  THANK YOU.
================================================================================

                       This instrument contains 16 pages.

                        SUPERIOR SURGICAL MFG. CO., INC.
                            10099 SEMINOLE BOULEVARD
                            SEMINOLE, FLORIDA  33772

                            PROXY STATEMENT FOR 1997
                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished by the Board of Directors of Superior Surgical Mfg. Co., Inc. (the "Company") in connection with the solicitation of proxies to be voted at the Company's 1997 Annual Meeting of Stockholders, which will be held at 10:00 a.m. Local Time on May 2, 1997 at the offices of the Company, 10099 Seminole Boulevard, Seminole, Florida (the "Meeting").

     Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors. Shares that are not voted, either by casting a ballot in person or by returning a signed proxy, by the stockholders or brokers entitled to vote them, or through abstention, will not be considered in the final tabulation.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy has been first mailed to stockholders is March 28, 1997.

     The close of business on March 21, 1997 has been designated as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. As of March 1, 1997, 8,055,152 shares of the Company's Common Stock, par value $1.00. per share, were issued and outstanding. Each stockholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company on the close of business on March 21, 1997 on all matters that come before the Meeting.

                            ELECTION OF DIRECTORS

     The By-Laws of the Company set the size of the Board of Directors at eight
(8). The Board of Directors currently consists of eight members. Directors hold their positions until the Meeting at which time the term expires, after their respective successors are elected and qualified.

     The Board of Directors recommends that eight (8) Directors be elected at the Meeting to hold office until the Company's annual meeting in 1998 and until their successors shall be duly elected and qualified or until their earlier resignation, removal from office, or death. The Board of Directors unanimously recommends that you vote "FOR" the reelection of Gerald M. Benstock, Alan D. Schwartz, Michael Benstock, Saul Schechter, Peter Benstock, Thomas K. Riden, Manuel Gaetan, Ph.D. and Sidney Kirschner, as Directors, to serve the term as described above. See "Management - Directors and Executive Officers" and "Certain Transactions" for further information on such nominees. In the event any of the nominees should be unable to serve, which is not anticipated, the proxy committee, which consists of Directors Gerald M. Benstock, Alan D. Schwartz and Saul Schechter, will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

     Shareholders may vote for up to eight (8) nominees and the eight (8) nominees receiving the highest number of votes shall be elected. Shareholders may not vote cumulatively in the election of Directors.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS
     The following table sets forth the names and ages (at March 1, 1997) of the Directors and executive officers and the positions they hold with the Company. Executive officers serve at the pleasure of the Board of Directors.


        NAME          AGE                                    POSITION
--------------------  ---  -----------------------------------------------------------------------------
Gerald M. Benstock    66   Chairman, Chief Executive Officer, Director and a member of the
                           Executive Committee.
Alan D. Schwartz      46   Co-President, Director and a member of the Executive Committee.
Michael Benstock      41   Co-President, Director and a member of the Executive Committee.
Saul Schechter        63   Executive Vice President, Director and a member of the Executive Committee.
Peter Benstock        35   Senior Vice President and Director.
Thomas K. Riden       53   Director and a member of the Audit, Stock Option and Compensation Committees.
Manuel Gaetan, Ph.D.  59   Director and a member of the Audit, Stock Option and Compensation Committees.
Sidney Kirschner      62   Director and a member of the Audit, Stock Option and Compensation Committees.
John W. Johansen      53   Chief Financial Officer, Senior Vice President, Treasurer and Secretary.


     Gerald M. Benstock is the Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Benstock has served in these positions for more than the past 5 years, and prior to May 1, 1992, served as President of the Company. Mr. Benstock also has served as a Director of the Company since 1951.

     Alan D. Schwartz has served as Co-President of the Company since May 1, 1992. Prior to such date, Mr. Schwartz served as Executive Vice President. Mr. Schwartz has also served as a Director of the Company since 1981.

     Michael Benstock has served as Co-President of the Company since May 1, 1992. Prior to such date, Mr. Benstock served as Executive Vice President of the Company. Mr. Benstock has also been a Director of the Company since 1985.

     Saul Schechter has served as Executive Vice President for more than the past 5 years and has been a Director of the Company since 1957.

     Peter Benstock has served as Senior Vice President since February 7, 1994, formerly Vice President of the Company since May 2, 1990. Mr. Benstock has also been a Director of the Company since 1990.

     Thomas K. Riden has been Senior Vice President and General Counsel to Nutmeg Industries, Inc., since July, 1993. Prior thereto, he served for more than five years as a Senior Lawyer of Riden, Earle, Kiefner, P.A., which performs legal services for the Company, and currently serves of-counsel to the firm. Mr. Riden has been a Director of the Company since November 7, 1991.

     Manuel Gaetan, Ph.D., has been a Director of the Company since November 7, 1991. For more than five years, Dr. Gaetan has been President and C.E.O. of Bobbin Blenheim, Inc.

     Sidney Kirschner has been a Director of the Company since September 25, 1996. He has been President and Chief Executive Officer of Northside Hospital, Inc. since 1992. Prior thereto, he served as Chairman of the Board, President and Chief Executive Officer of National Service Industries, Inc. He also currently serves as a director of American Brands, Inc.

     John W. Johansen has served as Chief Financial Officer, Senior Vice President, Treasurer and Secretary of the Company for more than five years.

     No family relationships exist between the Company's Directors, nominees and executive officers, except that Michael Benstock and Peter Benstock are sons of Gerald M. Benstock, and Alan D. Schwartz is his son-in-law. There are no arrangements or understandings between any Director or nominee and any other person concerning service or nomination as a Director.

     The Board has Executive, Audit, Stock Option and Compensation Committees; it does not have a Nominating Committee. The entire Board of Directors functions as a Nominating Committee, and the Board will consider any written recommendations from shareholders for positions on the Board of Directors. Nominations from shareholders should be directed in writing to the Secretary of the Company.

     The current members of the Executive Committee are Messrs. Gerald M. Benstock, Alan D. Schwartz, Michael Benstock and Saul Schechter. The current members of the Audit, Stock Option and Compensation Committees are Messrs. Thomas K. Riden, Manuel Gaetan, Ph.D. and Sidney Kirschner.

     The Board of Directors held four meetings during 1996. Directors are compensated on the basis of $1,250 quarterly and $1,000 per meeting attended; Directors attending Audit or Compensation Committee meetings on a day other than the day of the Directors' meeting receive $300 per meeting of such Committee.

     Directors who are full-time employees of the Company receive no extra compensation for their services as Directors.

     The Executive Committee is authorized to act in place of the Board of Directors during periods between Board meetings. It met nine times during the year.

     The Audit Committee held two meetings in 1996. Its principal functions are: recommending to the Board of Directors engagement or discharge of independent auditors; reviewing with independent auditors plans for and results of the audit engagement; considering the degree of independence of the auditors; considering the range of audit fees; and reviewing the scope, adequacy and the results of the Company's internal auditing procedures and accounting controls.

     The Compensation Committee met once during the year. Its principal function is to make recommendations to the Board of Directors with respect to the compensation of officers and Directors.

     The Stock Option Committee met twice during the year. Its principal function is to make recommendations to the Board of Directors with respect to the granting of incentive stock options to officers and key employees.

     In 1996, each incumbent Director attended a least 75% of all meetings of the Board and of each committee for which he was a member.

     See "Certain Transactions" for additional information on certain members of management.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS
     The following table sets forth, as of December 31, 1996, information as to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company having beneficial ownership of more than 5% of the Company's Common Stock, (ii) each Director, (iii) each executive officer and (iv) all Directors and executive officers as a group:

======================================================================================================
                               SECURITY OWNERSHIP
======================================================================================================

                                                                   AMOUNT AND NATURE
                                                                     OF BENEFICIAL         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                 OWNERSHIP(1)            CLASS
======================================================================================================
GERALD M. BENSTOCK AND MOCHELLE A. STETTNER,                      1,248,208  (2)           15.50%
as Trustees under Will of David L. Benstock
2331 Lehigh Parkway North Allentown, Pennsylvania  18130

GERALD M. BENSTOCK                                                1,026,264  (2)(3)(7)     12.67%
10099 Seminole Boulevard
Seminole, Florida  33772-2539

DIMENSIONAL FUND ADVISORS, INC.                                     573,900  (4)            7.13%
1299 Ocean Avenue
Santa Monica, California  90401

T. ROWE PRICE ASSOCIATES, INC.                                      435,000  (5)            5.40%
100 East Pratt Street
Baltimore, Maryland 21202

FMR Corp.                                                           477,400  (6)            5.93%
82 Devonshire Street
Boston, MA 02109

ALAN D. SCHWARTZ                                                    200,506  (7)            2.48%
10099 Seminole Boulevard
Seminole, Florida 33772-2539

MICHAEL BENSTOCK                                                    195,972  (7)            2.42%
10099 Seminole Boulevard
Seminole, Florida 33772-2539

SAUL SCHECHTER                                                      190,840  (7)            2.36%
10099 Seminole Boulevard
Seminole, Florida 33772-2539

PETER BENSTOCK                                                      142,585  (7)            1.76%
10099 Seminole Boulevard
Seminole, Florida 33772-2539

JOHN W. JOHANSEN                                                     77,500  (7)            0.96%
10099 Seminole Boulevard
Seminole, Florida 33772-2539

MANUEL GAETAN, PH.D.                                                    900                 0.01%
10099 Seminole Boulevard
Seminole, Florida 33772-2539

SIDNEY KIRSCHNER                                                      1,000                 0.01%
10099 Seminole Blvd.
Seminole, Florida 33772-2539

THOMAS K. RIDEN                                                       2,100                 0.03%
10099 Seminole Boulevard
Seminole, Florida 33772-2539

All Directors and Executive Officers as a Group (9 persons)      3,085,875  (1)(2)(3)(7)  37.07%

(1) Except as otherwise indicated, all shares are individually held of record with sole voting and investment power or held of record by relative(s) of the named shareholder and the named shareholder has sole or shared voting and investment power.

(2) Gerald M. Benstock and the trusts under will of David L. Benstock may be deemed "associates" as that term is defined in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended. Mr. Benstock and his sister are co-trustees and remaindermen of the trusts under will of David L. Benstock (their father); the extent of their beneficial interest in or ownership of the Company Common Shares owned by the trusts is indeterminable at present. None of the shares held by Mr. Benstock and his sister as trustees are included in the listing for Mr. Benstock.

(3) Includes 74,240 shares held of record by Mr. Benstock's wife and 81,550 shares held by two trusts in which Mr. Benstock is the trustee and has sole investment power.

(4) According to a Schedule 13G filed with the Commission, Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 573,900 shares; all such shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or the DFA Investment Trust Company, a Delaware investment trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares, has sole voting power with respect to 413,200 shares and sole investment power with respect to all the shares.

(5) According to a Schedule 13G filed with the Commission, these securities are owned by various individual and institutional investors including the T. Rowe Price Mutual Funds, which owns 435,000 shares, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with sole investment power as to all of the securities and no power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6) According to a Schedule 13G filed with the Commission, these securities are owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment advisor which is the beneficial owner of all shares as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. The investment company, Fidelity Low-Priced Stock Fund, has ownership of all the shares. Edward C. Johnson 3d. and FMR Corp., through its control of Fidelity, and the funds each have sole power to dispose of the shares owned by the Funds.

    Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

    Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(7) The share ownership given for each of the above includes options, some expiring in 1997, 1999, 2000 and the balance in 2001, as follows: Mr. G. M. Benstock - 49,650 shares; Mr. Schwartz - 48,750 shares; Mr. M. Benstock - 48,750 shares; Mr. Schechter - 43,000 shares; Mr. P. Benstock - 44,000 shares and Mr. Johansen - 37,500 shares.


COMPENSATION OF EXECUTIVE OFFICERS
The following table is a summary of the compensation paid or accrued by the Company for the last three fiscal years, for services in all capacities to the Chief Executive Officer and the four other executive officers of the Company who were most highly compensated in the last year.

===========================================================================================================
                                       SUMMARY COMPENSATION TABLE
===========================================================================================================
                                           ANNUAL COMPENSATION
===========================================================================================================
                                                                           LONG TERM
                                                           OTHER ANNUAL   COMPENSATION      OTHER
NAME AND                                           BONUS   COMPENSATION      AWARDS      COMPENSATION
PRINCIPAL POSITION              YEAR  SALARY ($)  ($)(1)      ($)(2)     OPTIONS (3)(#)    ($) (4)
===========================================================================================================
Gerald M. Benstock,             1996    $201,500  $67,000    $6,085         8,850 shares     $284,400
Chairman and CEO                1995     201,500     -        6,085         8,200 shares      286,317
                                1994     201,500   74,500     6,085         6,600 shares      287,959

Alan D. Schwartz, Co-President  1996     215,543   80,000       735         9,750 shares        -
                                1995     210,000      -         735         9,000 shares        -
                                1994     200,000   85,000       735               -             -

Michael Benstock, Co-President  1996     200,244   80,000       735         9,750 shares        -
                                1995     195,000      -         735         9,000 shares        -
                                1994     185,000   85,000       735               -             -

Saul Schechter,
Executive Vice President        1996     187,680   55,000       735         8,000 shares        -
                                1995     184,000      -         735         9,000 shares        -
                                1994     177,000   71,000       735         6,000 shares        -

John W. Johansen,               1996     165,240   56,000       735         8,000 shares        -
Senior Vice President and       1995     162,000      -         735         8,000 shares        -
Chief Financial Officer         1994     155,000   63,000       735         5,500 shares        -
===========================================================================================================

(1) Cash bonus payments pursuant to an officers bonus pool as determined by the Compensation Committee and described further in the Report of the Compensation Committee and Stock Option Committee beginning on page 10 of the Proxy Statement.

(2) Automobile allowance provided to executive officers.

(3) Options granted in 1994, 1995 and 1996 were for a period of five years expiring on August 11, 1999, August 3, 2000 and February 8, 2001 respectively, issued under the Company's 1993 Incentive Stock Option Plan.

(4) The Company paid these net premiums under a Split-Dollar Life Insurance Agreement on behalf of Gerald M. Benstock for the benefit of the Benstock Family Insurance Trust. On January 14, 1991, the Company entered into a Split-Dollar Life Insurance Agreement (the "Agreement") with the Benstock Family Insurance Trust, John W. Johansen and Alan D. Schwartz, Trustees (the "Trust"), pursuant to which the Company has agreed to advance certain sums to the Trust, without interest, to be used to pay the premiums on a life insurance policy obtained from Confederation Life Insurance Company in the amount of $10,000,000 on the lives of Gerald M. Benstock and M. Joan Benstock, his spouse. In 1993, an additional $2,000,000 was added to the trust under an insurance policy from Massachusetts Mutual Life Ins. Co. on the life of Gerald M. Benstock. The Trust was established and the policies obtained for estate planning purposes. Under the terms of the Agreement, the Company is obligated to advance that portion of the premium relating to Mr. Benstock, individually, so long as such premiums are payable under the policy. As of December 31, 1996, the Company had advanced $284,400 in aggregate for 1996 to the Trust. The Trust has assigned to the Company its interest in the policy as security for repayment of advances. Advances are repayable only upon (1) the death of the survivor of Mr. Benstock and his spouse, (2) the surrender of the policy by the Trust, or (3) the termination of the Agreement prior to the death of Mr. Benstock and his spouse.

     The following table details stock option grants made by the Company to the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

======================================================================================================
                    STOCK OPTION GRANTS IN LAST FISCAL YEAR
======================================================================================================
                                                                         POTENTIAL REALIZABLE
                                                                         VALUE AT ASSUMED ANNUAL
                                                                         RATES OF STOCK PRICE
                                                                         APPRECIATION FOR
INDIVIDUAL GRANTS                                                        OPTION TERM (1)
======================================================================================================
          (a)       (b)              (c)           (d)       (e)         (f)               (g)
======================================================================================================
                 # OF SECURITIES     % OF TOTAL
                    UNDERLYING       OPTIONS       EXERCISE
                    OPTIONS          GRANTED TO    OR BASE
                    GRANTED          EMPLOYEES IN  PRICE     EXPIRATION
NAME                (#) (2)          FISCAL YEAR   ($/SH.)   DATE        5% ($)            10% ($)
======================================================================================================
Gerald M. Benstock  8,850            5.40%        $11.275    2/8/2001   $127,352          $160,703
Alan D. Schwartz    9,750            5.95%         10.25     2/8/2001    127,548           160,950
Michael Benstock    9,750            5.95%         10.25     2/8/2001    127,548           160,950
Saul Schechter      8,000            4.88%         10.25     2/8/2001    104,655           132,062
John W. Johansen    8,000            4.88%         10.25     2/8/2001    104,655           132,062
======================================================================================================

(1) Based on five year option term and annual compounding. The 5% and 10% calculations are set forth in compliance with the Security and Exchange Commission rules. The Company does not necessarily believe that the appreciation calculations in compliance with the rules are indicative of future stock option values.

(2) The grants described in this column were granted by the Company in 1996 pursuant to the Company's 1993 Stock Option Plan. The executive officers are considered for stock option grants by the Stock Option Committee on the same basis as all other employees of the Company. The grants are exercisable until February 8, 2001.

    The following table details aggregated stock option exercises in 1996 and stock option values as of December 31, 1996 for unexercised stock options held by the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

======================================================================================================
                            AGGREGATED STOCK OPTION EXERCISES IN 1996
                          AND STOCK OPTION VALUES AS OF DECEMBER 31, 1996
======================================================================================================
                                                                                VALUE OF
                                                                           UNEXERCISED IN-THE-
                                                                            MONEY OPTIONS AT
                                                    NUMBER OF UNEXERCISED    SHARES ACQUIRED
                                                    OPTIONS AT FY-END (#)     FY-END ($)(1)
NAME          ON EXERCISE (#)  VALUE REALIZED ($)       EXERCISABLE           EXERCISABLE
======================================================================================================

Gerald M. Benstock  -                -                   8,850                  19,691
                    -                -                   8,200                  13,735
                    -                -                   6,600                     -
                    -                -                  26,000                     -

Alan D. Schwartz    -                -                   9,750                  31,688
                    -                -                   9,000                  24,750
                    -                -                  30,000                     -

Michael Benstock    -                -                   9,750                  31,688
                    -                -                   9,000                  24,750
                    -                -                  30,000                     -

Saul Schechter      -                -                   8,000                  26,000
                    -                -                   9,000                  24,750
                    -                -                   6,000                     -
                    -                -                  20,000                     -

John W. Johansen    -                -                   8,000                  26,000
                    -                -                   8,000                  22,000
                    -                -                   5,500                     -
                    -                -                  16,000                     -

(1) At fiscal year end December 31, 1996, the closing stock price was $13.50 per share on the American Stock Exchange. The numbers shown reflect the value of unexercised options accumulated between 1992 and 1996. The stock options described are options granted under the Company's 1983 and 1993 Stock Option Plan. The value of unexercised options designated by a "-" indicates options granted that have an exercise price in excess of the fair market value of the stock as of December 31, 1996 and therefore are currently not in the money options.

Since 1942, the Company has had a retirement plan (the "Basic Plan") which has been qualified under the Internal Revenue Code. The Basic Plan is a "defined benefit" plan, with benefits normally beginning at age 65, is non-contributory by an employee, and the Company's contributions are not allocated to the account of any particular employee. All employees of the Company (except employees included in a retirement plan negotiated as part of a union contract) are eligible to participate in the Basic Plan. The Company also commenced effective November 1, 1994, the Superior Surgical Mfg. Co., Inc. Supplemental Pension Plan (the "Supplemental Plan") available to certain eligible employees of the Company. Retirement benefits available under the Supplemental Plan are based on the same provisions as in the qualified plan but ignore the salary limitations imposed by the Internal Revenue Service ($150,000 in 1997). Accordingly, all eligible employees, regardless of earnings, will receive exactly the same formula distribution upon retirement. The following table shows estimated annual retirement benefits for the Basic Plan and Supplemental Plan (the "Plan") combined, which are payable to employees of the Company upon retirement in specified compensation and years of service classifications.

================================================================================
                               PENSION PLAN TABLE
================================================================================
             TOTAL YEARS OF SERVICE AT RETIREMENT (AGE 65 IN 2002)
================================================================================
REMUNERATION    10               15             20              25 OR MORE
================================================================================
(1997)
$125,000      $13,978         $20,967       $ 27,956            $ 34,945
 150,000       17,228          25,842         34,456              43,070
 175,000       20,478          30,717         40,956              51,195
 200,000       23,728          35,592         47,456              59,320
 225,000       26,978          40,467         53,956              67,445
 250,000       30,228          45,342         60,456              75,570
 300,000       36,728          55,092         73,456              91,820
 350,000       43,228          64,842         86,456             108,070
 400,000       49,728          74,592         99,456             124,320
 450,000       56,228          84,342        112,456             140,570
 500,000       62,728          94,092        125,456             156,820
================================================================================

     The above table shows a projected annual single life annuity with annual retirement benefits which would accrue for various periods of employment at various compensation levels, assuming constant earnings in all future years, continuous employment until age 65, and no change in 1997 Covered Compensation Level. The Plan provides benefits based on years of service and earnings above and below the covered Compensation Base. The normal monthly retirement benefit is 17.5% of an employee's average monthly compensation during the highest paid five years of the ten years immediately preceding retirement up to his Covered Compensation Base plus 32.5% of such average monthly compensation in excess of his Covered Compensation Base, reduced in the event such employee has less than 25 years of service. An employee's compensation includes over-time pay, commissions and any bonus received and therefore includes executive officers compensation as described in Salary and Bonus in the Summary Compensation Table shown above. Of the five most highly compensated executive officers, Mr. G. Benstock and Mr. Schechter have the maximum years of service credited and Mr. Schwartz, Mr. M. Benstock and Mr. Johansen have 21, 18 and 24 years service respectively credited under the Plan. The Basic Plan was amended as of November 1, 1989. Prior to the amendment, the Basic Plan provided benefits based on years of service and earnings in excess of the Covered Compensation Base (the wage bases on which maximum Social Security taxes are payable). Benefits accrued to November 1, 1989, under the Basic Plan prior to the recent amendment would be paid, if higher than the sums set forth above.

       REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE

     The information contained in this section and the following "Performance Graph" are not deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation 14A under the Securities Exchange Act of 1934, or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

     The following report was prepared by independent Directors Thomas K. Riden, Sidney Kirschner and Manuel Gaetan, Ph.D., as the members of the Company's Compensation Committee and Stock Option Committee:

     Annual compensation (other than stock option grants) for the executive officers of the Company are determined by the Compensation Committee of the Company. Stock option grants will be made pursuant to the Company's 1993 Incentive Stock Option Plan, at the discretion of the Stock Option Committee, to the Company's officers and other key employees. The usual components of the annual compensation paid to all of the Company's executive officers are (i) base salary; (ii) a cash bonus awarded pursuant to an informal bonus pool arrangement for Company officers as established by the Compensation Committee;
(iii) allocations of contributions made by the Company to the respective accounts of the executive officers under its pension plans; (iv) stock option grants awarded by the Stock Option Committee; (v) a car allowance; and (vi) for the Chief Executive Officer, advances pursuant to the Split Dollar Insurance arrangement described on page 7 of this Proxy Statement. Each of these components of annual compensation are determined based upon a variety of factors, most of which are subjective.

     The base salaries of the Chief Executive Officer and all other executive officers of the Company are determined each year by the Compensation Committee based on factors and criteria consisting of comparison of similarly situated officers of similar companies, comparison of similarly situated officers of companies of similar size in the locale of the Company, years of service, assigned responsibilities, individual performance, growth of the Company, profitability of the Company and increases in the cost of living. In this connection, each year the Compensation Committee determines, after consultation with the Chief Executive Officer and other executive officers, an overall goal by which the aggregate amount of base salary increases for all employees of the Company, including the Chief Executive Officer and all other executive officers are not generally exceeded. Within such overall goal, individual allocations are then made within each department of the Company such that the aggregate base salaries paid to each member of that department generally comply with the target levels for that department. Generally, the same allocations within the same overall goal is made by the Compensation Committee with respect to the Chief Executive Officer and the other executive officers of the Company.

     During the first quarter of each fiscal year of the Company, the Compensation Committee establishes the guidelines for an informal bonus pool in which the Chief Executive Officer, all executive officers and all corporate managers are entitled to participate with a maximum bonus, based upon varying percentages of the base salaries of all executive officers and all corporate managers of the Company, linked to annual pre-tax earnings as a percentage of annual net sales on a graduated basis. Individual allocations are then made by the Compensation Committee with respect to all executive officers of the Company, including the Chief Executive Officer. Criteria and factors for the individual allocations are based on responsibilities, individual performance and direct and indirect contribution to the profitability of the Company.

     Inasmuch as each of the Company's pension plans cover all full-time employees (as defined in the Plan) of the Company, awards to all the executive officers under such plan are made on the same basis as are awards of all other participants.

     Stock option grants to all executive officers and other key employees of the Company, including the Chief Executive Officer, are made at the discretion of the Stock Option Committee pursuant to the Company's Stock Option Plan. Factors and criteria used by the Stock Option Committee in the award of stock options included individual responsibilities, individual productivity, individual performance, direct and indirect contribution to the profitability of the Company. Any benefits derived from each stock option granted under the Stock Option Plan is directly attributable to any future increase in the value of the Company's common stock.

     The automobile allowance awarded to each of the 5 most highly compensated executive officers of the Company has remained similar for the last 3 fiscal years of the Company. The allowance awarded to the Chief Executive Officer recognizes the title, function and responsibilities of the Chief Executive Officer and the manner in which he represents the Company. The automobile allowance for all other of the 4 most highly compensated executive officers is relatively minimal and is the same for each such executive officer.

     Except with respect to the car allowance and the advances made annually to the split dollar insurance arrangement on behalf of the Chief Executive Officer, all other annual compensation awarded to the Chief Executive Officer was done on a similar basis, and with similar factors and criteria, as employed with respect to all other executive officers of the Company.

BY: Manuel Gaetan, Ph.D., Sidney Kirschner and Thomas K. Riden


                               PERFORMANCE GRAPH

COMPARISON OF FIVE YEAR CUMULATIVE RETURN* AMONG SUPERIOR SURGICAL MFG. CO., INC., S&P 500 INDEX AND S&P TEXTILE APPAREL MANUFACTURERS INDEX**

                                  1991         1992          1993            1994            1995               1996
Superior Surgical Mfg. Co., Inc.  100          161           127             102              81                117

S&P 500 Index                     100          108           118             120             165                203

S&P Textile Apparel Manuf. Index  100          106            80              79              89                122


Assumes $100 invested on January 1, 1992 in Superior Surgical Mfg. Co., Inc. Common Stock, S&P 500 Index and S&P Textile Apparel Manufacturers Index, with the base measurement point fixed at the close of trading on December 31, 1991.

* Total return assumes reinvestment of dividends and is adjusted for a 4 for 1 stock split of the Company's stock in June, 1992.

** Fiscal year ending December 31st.

Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee and the Stock Option Committee are Thomas K. Riden, Sidney Kirschner and Manuel Gaetan, Ph.D. Neither individual has at any time been an officer of the Company. Mr. Riden is of-counsel to Riden, Earle, Kiefner, P.A. which earned fees for legal services rendered to the Company in 1996.

CERTAIN TRANSACTIONS

     As authorized by Section 726 of the Business Corporation Law of the State of New York, the Company maintains insurance to indemnify it and its Directors and officers from certain liabilities to the extent permitted by law; such insurance is in the face amount of $5,000,000 with Federal Insurance Company, under contract dated August 27, 1996 at an annual premium of $86,671. No sums have been paid or sought under any such indemnification insurance.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company's knowledge, based solely upon a review of the forms and reports filed with the Company by such persons, all such Section 16(a) filing requirements were complied with in 1996.


             PROPOSAL TO ADOPT THE SUPERIOR SURGICAL MFG. CO., INC. 1997 NON-EMPLOYEE DIRECTOR NONSTATUTORY STOCK OPTION PLAN

     The Board of Directors has adopted, subject to stockholder approval, the Superior Surgical Mfg. Co., Inc. 1997 Non-Employee Director Nonstatutory Stock Option Plan (the "1997 Plan"). The Board of Directors believes that the grant of stock options is a desirable and useful means to strengthen further the non-employee directors' linkage with stockholder interests.

     The 1997 Plan provides that each director who is not an employee of the Company (a "Non-Employee Director") shall automatically receive, as of the date of each annual meeting of stockholders, beginning with this Annual Meeting, a non-qualified option to purchase 1,000 shares of the Company's Common Stock. Each such option will have a ten-year term and will become exercisable immediately on grant date at an option exercise price equal to the closing price of the stock on that date. Closing price under the 1997 Plan is defined as the closing price of the Company's Common Stock on that date, as reported on the American Stock Exchange. The options will not be transferable except by will or the laws of descent and distribution and may be exercised during the option holder's lifetime only by him or her.

     The Company will receive no consideration upon the grant of options under the 1997 Plan. The exercise price of an option must be paid in full upon exercise. Payment may be made in cash, check or, in whole or in part, in Common Stock of the Company already owned by the person exercising the option, valued at fair market value.

     Under current law, the federal income tax consequences to Non-Employee Directors and the Company under the proposed 1997 Plan should generally be as follows: A director to whom a non-quali-fied stock option is granted will recognize ordinary compensation income equal to the difference, if any, between the exercise price paid and the fair market value of the Common Stock, as of the date of option exercise, of the shares the director receives. The tax basis of such shares to the director will equal the exercise price paid plus the amount includable in the director's gross income as compensation, and the director's holding period for such shares will commence on the day on which the director recognizes taxable income in respect to such shares. Subject to applicable provisions of the Internal Revenue Code of 1986, as amended, and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of non-qualified stock options in an amount equal to the ordinary compensation income recognized by the director as described above.

     The discussion set forth above does not purport to be complete analysis of the potential tax consequences relevant to recipients of options or to the Company or to describe tax consequences based on particular circumstances. It is based on federal income tax and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time.

     The total number of shares of Common Stock that may be subject to options issued pursuant to the 1997 Plan is 100,000. The number and the terms of outstanding options are subject to automatic adjustment in the event of reorganization, merger, consolidation, recapitalization, stock splits, combination or exchange of shares, stock dividends or other similar events. The 1997 Plan will have a ten-year term and will be administered by the Board of Directors.

     A complete copy of the 1997 Plan is set forth in Exhibit A to this Proxy Statement, and the preceding discussion of the 1997 Plan is qualified in its entirety by reference to it. The adoption of the 1997 Plan requires the approval of the affirmative vote of a majority of the votes cast, provided that the total votes cast represent over fifty percent (50%) in interest of all shares of Common Stock entitled to vote on this matter. Accordingly, the Board of Directors recommends a vote "FOR" approval and the adoption of the 1997 Plan. Unless instructed to the contrary, all proxies will be voted for the approval and adoption of the 1997 Plan.


                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has, subject to ratification by the Company's shareholders, appointed Deloitte & Touche LLP, independent certified public accountants, to audit the financial statements of the Company for the year ending December 31, 1997; said firm has served as the Company's auditors for more than 30 years. The appointment was made on the recommendation of the Audit Committee.

     The Company expects representatives of Deloitte & Touche LLP to be present at and available to respond to appropriate questions at the Annual Meeting. Representatives of Deloitte & Touche LLP will have the opportunity to make a statement if they so desire.

     Stockholder ratification of the Company's independent certified public accountants is not required by the Company's By-Laws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice and unanimously recommends a vote "FOR" such ratification of the appointment of Deloitte & Touche LLP, independent certified public accountants, to serve as the Company's auditors for the year 1997. If the shareholders do not ratify this appointment, the Audit Committee will consider recommending to the Board of Directors the appointment of other auditors.

                                 OTHER BUSINESS

     Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for stockholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.


                           STOCKHOLDER PROPOSALS FOR
                    PRESENTATION AT THE 1998 ANNUAL MEETING

     If a shareholder desires to present a proposal for action at the annual meeting of shareholders to be held in 1998, and such proposal conforms to the rules and regulations of the Securities and Exchange Commission and is in accordance with other federal laws as well as the laws of the State of New York, such proposal must be received by the Company by November 30, 1997, to be included in the Company's Proxy Statement and proxy for such 1998 meeting.


                       By Order of the Board of Directors


                       JOHN W. JOHANSEN
                       Secretary


Dated:  March 28, 1997

================================================================================
                                                                       EXHIBIT A


                        SUPERIOR SURGICAL MFG. CO., INC.
           1997 NON-EMPLOYEE DIRECTOR NONSTATUTORY STOCK OPTION PLAN


     1. Purpose. The purpose of this Superior Surgical Mfg. Co., Inc. 1997 Non-Employee Director Nonstatutory Stock Option Plan (the "Plan") is to give certain Non-Employee members of the Board of Directors ("Board") of Superior Surgical Mfg. Co., Inc., a New York corporation ("Company") and former members of the Board ("Non-Employee Directors"), an opportunity to acquire shares of the common stock of the Company, $1.00 par value ("Common Stock"), to provide an incentive for such Non-Employee Directors to continue to promote the best interests of the Company and enhance its long-term performance, and to provide an incentive for Non-Employee Directors to join or remain members of the Board.

     2. Participants in the Plan. Any director of the Company that is not an employee or paid consultant of the Company shall participate in the Plan. In addition, the Board may designate from time to time certain former directors of the Company to participate in the Plan and the Board may, at any time, terminate the participation of such persons in the Plan. Participants in the Plan are referred to herein as "Non-Employee Directors."

     3. Awards Under the Plan. Each Non-Employee Director shall be entitled to receive each year, at the close of business of the Company's annual shareholder's meeting, an option to purchase 1000 shares of the Common Stock if the Company had positive earnings for the Company's preceding fiscal year excluding extraordinary items and the cumulative effect of accounting changes. Such option shall be fully exercisable upon grant. The Board may, from time to time, in its discretion and without further action by the shareholders of the Company, increase or decrease the number of options awarded to Non-Employee Directors under the Plan. Options awarded hereunder shall not be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     4. Price. The per share exercise price of each option shall be equal to the fair market value of the Common Stock subject to such option on the date the option is granted.

     5. Option Term.

        (a) Termination Other Than Disability or Death. Each option shall expire on the first to occur of: (i) Ten (10) years from the date of grant,
(ii) in the case of a Non-Employee director who is serving as a director at the time of grant, Ninety (90) days after termination of the Non-Employee Director's service as a director and (iii) in the case of a Non-Employee Director who is not serving as a director at the time of grant, Ninety (90) days after the Board delivers written notice of termination of the options to the Non-Employee Director.

        (b) Termination Due to Disability or Death. If a Non-Employee Director dies or becomes disabled (as determined by the Board), his or her options, if any, shall expire on the first to occur of the expiration date set forth in the applicable option Agreement and the one (1) year anniversary of his death or disability.

     6. Option Agreement. Options shall be subject to the terms and conditions and shall be evidenced by a written stock option agreement ("Option Agreement") between the Non-Employee Director and the Company of the form attached hereto as Exhibit "A" with such changes as the Board of Directors may from time to time approve.

     7. Maximum Shares of Stock Subject to Plan. The aggregate number of shares of Common Stock available for grant to Non-Employee Directors under the Plan is One Hundred Thousand (100,000) shares, subject to adjustment pursuant to Paragraph 8 hereof. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that, prior to the end of the period during which options may be granted under the Plan, any option under the Plan expires unexercised or is terminated, surrendered or cancelled without being exercised, in whole or in part, for any reason, the number of shares theretofore subject to such option or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common Stock available for grant as a option under the Plan, including a grant to a former holder of such option, upon such terms and conditions as the Board shall determine, which terms may be more or less favorable than those applicable to such former option.

     8. Adjustment Provisions. The aggregate number of shares of Common Stock with respect to which options may be granted, the aggregate number of shares of Common Stock subject to each outstanding option, and the exercise price per share of each such option, may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, stock split, recapitalization, merger, consolidation or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Paragraph shall be made according to the sole discretion of the Board and its decisions shall be binding and conclusive.

     9. Exercise Procedures and Payment of Option Price. Any option granted under the Plan may be exercised by delivering to the Secretary of the Company written notice of the number of shares of Common Stock with respect to which the option is being exercised. Except as otherwise provided in the Plan or in any option Agreement, the purchase price of Common Stock upon exercise of any option by a Non-Employee Director shall be paid in full (i) in cash or certified check by the Non-Employee Director, (ii) by a broker-dealer to whom the Non-Employee Director has submitted an exercise notice consisting of a fully endorsed option, (iii) in Common Stock owned by the Non-Employee for at least six (6) months valued at its fair market value on the date of exercise,
(iv) by agreeing to surrender the option then exercisable by him or her valued at the excess of the aggregate fair market value of the Common Stock subject to such option on the date of exercise over the aggregate option exercise price of such Common Stock or (v) by directing the Company to withhold such number of shares of Common Stock otherwise issuable upon exercise of such option having an aggregate fair market value on the date of exercise equal to the exercise price of the option. In the case of payment pursuant to (ii), (iii), (iv), or
(v) above, the Non-Employee Director's election must be made on or prior to the date of exercise of the option and must be irrevocable. The Company shall issue, in the name of Non-Employee Director, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any option as soon as reasonably practicable after such exercise.

     10. Transferability of Options. No option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except by will or applicable laws of descent or distribution.

     11. Effective Date and Term of Plan.

         (a) Effective Date of Plan. The Plan shall become effective January 1, 1997, subject to approval of the Plan by the holders of a majority of the shares of Common Stock of the Company at its next scheduled shareholders' meeting, and the Plan shall be null and void and of no effect if such condition is not fulfilled, and in such event each option granted hereunder shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.

         (b) Term of Plan. No grant or award shall be made under the Plan more than ten (10) years from the earlier of the date of adoption of the Plan by the Board and shareholder approval hereof.

     12. Fair Market value. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be the closing price of the Common Stock on such date.

     13. Termination and Amendment of Plan. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend or suspend the Plan or any option granted hereunder or may at any time terminate the Plan, except that, unless approved by a majority of the shareholders, the Board may not (except to the extent provided in Paragraph 8 hereof): (i) materially increase the total number of shares of Common Stock available for grant under the Plan or (ii) materially change the class of
persons eligible to be granted options under the Plan.   No action taken by the
Board under this Paragraph 12 may materially and adversely affect any outstanding option without the consent of the holder thereof.

     14. Securities Laws. The Company may from time to time impose any conditions on the exercise of the options as it deems necessary or advisable to ensure that the options granted hereunder, and each exercise thereof, satisfy the applicable requirements of federal and state securities laws. Such conditions to satisfy applicable federal and state securities laws may include, without limitation, the partial or complete suspension of the right to exercise the options until the offering of the shares covered by the options have been registered under the Securities Act of 1933, or the printing of legends on all stock certificates issued to the Non-Employee Director referring to the restrictions on the transferability of such shares.

     15. Right to Terminate Service on Board. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Non-Employee Director the right to continue in service on the Board or affect any right which the Company may have to terminate the service of the Non-Employee Director.

     16. Rights as a Shareholder. No Non-Employee Director shall have any right or privileges as a shareholder unless and until certificates for shares of Common Stock are issuable to him or her.

     17. Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (i) on the date it is personally delivered to the Secretary of the Company at its principal executive offices or (ii) three (3) business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices; and shall be deemed delivered to a Non-Employee Director (A) on the date it is personally delivered to him or her or (B) three (3) business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

     18. Elimination of Fractional Shares. If under any provision of the Plan that requires a computation of the number of shares of Common Stock subject to a option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

     19. Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and options granted hereunder shall be determined in conformity with the laws of the State of Florida.

                                                                      APPENDIX


                                                 SUPERIOR SURGICAL MFG. CO., INC.


                                        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


        The undersigned hereby appoints GERALD M. BENSTOCK, SAUL SCHECHTER, and ALAN D. SCHWARTZ, or any one of them, as proxies with full power of substitution, to represent and to vote the shares of the undersigned at the Annual Meeting of Shareholders to be held at 10 A.M. (local time) on Friday, May 2, 1997 at the offices of the Company, 10099 Seminole Boulevard, Seminole, Florida, and
at any adjournment or postponement thereof, as instructed on the reverse side.

                                                 (Continued on the reverse side)



                                                      -FOLD AND DETACH HERE-


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.    PLEASE MARK
                                                                      YOUR VOTES AS
                                                                      INDICATED IN     [X]
                                                                      THIS EXAMPLE
===================================================================================================================================
                                                 WITHHOLD
                                            FOR  FOR ALL                                                   FOR   AGAINST   ABSTAIN

PROPOSAL 1.  The election of eight Directors              PROPOSAL 2.  To consider and vote upon a proposal
as set forth in the Proxy Statement Gerald N.             to approve the Superior Surgical Mfg. Co., Inc.
Benstock, Alan D. Schwartz, Michael Benstock,             1997 Non-Employee Director Nonstatutory Option Plan.
Saul Schechter, Peter Benstock, Thomas K.
Riden, Manuel Gaetan and Sidney Kirschner.                PROPOSAL 3.  The ratification of the appointment of
                                                          Deloitte & Touche LLP as the Company's independent
Instructions:  To withhold authority to vote              auditors for the year 1997.
for any individual nominee(s), write that
nominee's name in the space provided below.

---------------------------------------------             OTHER BUSINESS.  The Proxies are authorized to vote in
                                                          their discretion upon such other business as may properly
---------------------------------------------             come before the meeting and any adjournment or
                                                          postponement thereof.
---------------------------------------------
====================================================================================================================================


                                                                                     Please check this box if you plan to attend the
                                                                                     Annual Meeting of Shareholders.

                                                                                     THIS PROXY WHEN PROPERLY EXECUTED WILL BE
                                                                                     VOTED IN THE MANNER DIRECTED HEREIN BY THE
                                                                                     UNDERSIGNED.  IF NOT OTHERWISE SPECIFIED, THIS
                                                                                     PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                                                                     -----------------------------------------------

                                                                                     -----------------------------------------------
                                                                                                       Signature(s)

                                                                                     NOTE:  PLEASE SIGN YOUR NAME EXACTLY AS IT
                                                                                     APPEARS AT LEFT.  WHEN SIGNING AS ATTORNEY,
                                                                                     EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR
                                                                                     CORPORATE OFFICER, PLEASE GIVE YOUR FULL
                                                                                     TITLE AS SUCH.


PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.


                                                                                          Date
                                                                                               -------------------------------------


                                                     - FOLD AND DETACH HERE -
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